Exhibit 99.1

For Immediate Release on Wednesday, November 14, 2012

GASCO ENERGY ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

DENVER — November 14, 2012 /PRNewswire-FirstCall/ — Gasco Energy, Inc. (NYSE MKT: GSX) (“Gasco” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2012.

Note Regarding Uinta Basin Joint Venture

During Q1-12, Gasco conveyed a 50% interest in certain of its Uinta Basin properties to its joint venture partner concurrent with the March 22, 2012 closing of the joint venture.  Q3-12 is the second full reporting period in which Gasco’s Uinta Basin net production reflects this conveyance under the terms of the Gasco-operated joint venture.  Due to the 50% interest conveyance, operational and financial results for the three-month and nine-month periods ended September 30, 2012 are not similarly comparable to the same periods ended September 30, 2011.

Q3-12 Financial Results

Oil and gas sales for the third quarter ended September 30, 2012 were $1.8 million, as compared to $4.6 million for the same period in 2011.  Natural gas sales comprised 80% of total oil and gas sales for Q3-12.   The year-over-year decrease in oil and gas sales is primarily attributed to the sale of a portion of the Company’s interest in its properties in the Uinta Basin transaction, a 37% decrease in the average price received for the Company’s natural gas sales, offset in part by an 11% increase in prices received for oil volumes.  Oil and gas sales for Q3-12 represent 13% growth over the $1.6 million oil and gas sales posted during Q2-12.

Gasco’s average realized gas price was $2.81 per thousand cubic feet of natural gas (Mcf) for Q3-12, compared to $4.49 per Mcf in the prior-year period, excluding the effect of hedges.  During June 2012, the Company monetized its remaining commodity hedge contract, and the Company currently does not have any commodity hedges in place.

The average realized oil price for Q3-12 was $83.14 per barrel, as compared to $74.87 per barrel for the prior-year period.  Gasco does not hedge its crude oil volumes.

For Q3-12, Gasco reported a net loss of $3.2 million, or $0.02 per share, as compared to a net loss of $1.3 million, or $0.01 per share in Q3-11.  Included in the Q3-12 results are a non-cash gain of $0.7 million attributed to derivatives and a $1.0 million expense item related to an impairment of the carrying value of oil and gas properties.

Excluding the effect of the above-stated non-cash items, Gasco would have posted a net loss of $2.9 million, or $0.02 per share for Q3-12.  Net loss excluding the effect of non-cash items is a non-GAAP financial measure.  Management believes net income or loss excluding the effect of certain non-cash items such as derivative gains or losses and impairment expense is a useful metric to investors to show income before the impact of certain non-cash items, and it provides a measure of the Company’s cash available to fund its business and operations.  For further disclosure, please reference the reconciliation to non-GAAP measures at the end of this news release.

As of September 30, 2012, Gasco’s total assets were $62.6 million, its stockholders’ equity was $26.5 million, and cash and investments were $5.6 million.

The Company had long-term debt of $45.0 million as of September 30, 2012, consisting of its 5.5% convertible senior notes due 2015.  On June 29, 2012, the Company’s $250 million revolving credit facility matured and was repaid in full.  Gasco has been unable to obtain a replacement credit facility on acceptable terms and is no longer actively in discussions to obtain a replacement credit facility.

Net cash provided by operating activities during Q3-12 was $1.2 million, as compared to net cash provided by operating activities of $1.3 million in the comparable 2011 reporting period.  Net cash used in investing activities during Q3-12 was $0.8 million, as compared to net cash used in investing activities in the prior-year period of $1.3 million.  During March 2012, Gasco repaid $10.5 million in borrowings in connection with the maturing of its revolving credit facility.

Q3-12 Unit Cost and Expense Comparisons

Total lease operating expense (LOE) for Q3-12 was $1.0 million, as compared to $2.1 million in the prior-year period.  On a per-unit basis, Q3-12 LOE was $1.80 per thousand cubic feet of natural gas equivalent (Mcfe), as compared to $2.24 per Mcfe in the prior-year period.  The 20% decrease in LOE per Mcfe is primarily attributable to the conveyance of a 50% interest in certain of the Company’s properties in the Uinta Basin Transaction which closed during March 2012 and to a decrease in workover expenses because of fewer projects during the third quarter of 2012.

Transportation and processing expense was $0.3 million during Q3-12, or $0.60 per Mcfe, as compared to $0.4 million during the prior-year period, or $0.48 per Mcfe.  The 26% decrease in these expenses during Q3-12 reflects lower transportation and processing costs related to the 41% decrease in gas production due to the conveyance and to normal production declines and the 37% decrease in natural gas prices.

Depletion, depreciation and amortization (DD&A) was $0.5 million for Q3-12, as compared to $0.9 million for Q3-11.  On a per-unit basis, DD&A for Q3-12 was $0.97 per Mcfe, as compared to $1.02 per Mcfe in the prior-year period.

The Company reported general and administrative expense (G&A) of $1.2 million for Q3-12, versus $1.0 million in the prior-year period.  On a per-unit basis, total G&A for Q3-12 was $2.13 per Mcfe, as compared to $1.10 per Mcfe for the same period in 2011.  G&A expense for Q3-12 includes $79,100 of non-cash, stock-based compensation expense, or, on a per-unit basis, $0.15 per Mcfe, as compared to the prior-period total of $75,200, or $0.08 per Mcfe.  The increase in G&A expense is primarily due to legal and consulting expenses associated with the Uinta Basin transaction.

Gasco Energy, Inc.				% Change
Unit Cost Analysis	Q3-12	Q2-12	Q3-11	Sequential	Y-o-Y
Sales Volumes in Barrels of Oil Equivalent (BOE)	542,092	588,196	930,332	-8%	-42%
Average Price Received Gas ($ Mcf)	$2.81	$2.26	$4.49	24%	-37%
Average Price Received Oil ($ Bbl)	83.14	78.57	74.87	6%	11%
LOE Components	—	—	—	—	—
Direct Operating Expenses ($ / Mcfe)	1.29	1.46	1.14	-12%	13%
Workover Expense ($ / Mcfe)	0.41	0.40	0.87	2%	-53%
Production Tax ($ / Mcfe)	0.10	0.10	0.23	0%	-57%
Total Lease Operating Expense ($ / Mcfe)	1.80	1.96	2.24	-8%	-20%
Transportation Expense ($ / Mcfe)	0.60	0.88	0.48	-32%	25%
DD&A Expense ($ / Mcfe)	0.97	1.10	1.02	-12%	-5%
G&A Expense ($ / Mcfe)	1.98	1.76	1.02	13%	94%
Non-cash Stock-based Compensation Expense ($ / Mcfe)	$0.15	$0.13	$0.08	15%	88%

Nine-Month Period 2012

Oil and gas sales for the first nine months of 2012 were $6.6 million, as compared to $14.6 million for the same period in 2011.  The decrease in oil and gas sales during the first nine months of 2012, as compared to the prior-year period, is primarily attributed to the Uinta Basin transaction and to a 39% decrease in the average price received for natural gas sales, offset in part by a 5% increase in prices received for oil volumes.

The average prices received for the first nine months of 2012 were $2.63 per Mcf and $84.84 per barrel of oil, as compared to $4.34 per Mcf and $81.06 per barrel in the same period in 2011.

For first nine months of 2012, Gasco reported a net loss of $13.4 million, or $0.08 per share, as compared to a net loss of $2.8 million, or $0.02 per share in the prior-year period.  Included in the first nine months of 2012 results are a non-cash gain on sale of assets of $2.6 million, a non-cash gain of $2.5 million attributed to derivatives and $9.1 million related to an impairment of the carrying value of oil and gas properties.

Excluding the effect of the above-stated non-cash items, Gasco would have posted a net loss of $9.4 million, or $0.06 per share for the nine-month period ended September 30, 2012.  Net loss excluding the effect of non-cash items is a non-GAAP financial measure.  Please see the reconciliation to the non-GAAP measures at the end of this news release.

Net cash used in operating activities for the first nine months of 2012 was $2.2 million as compared to net cash provided by operating activities of $3.2 million for the same period in 2011.  The Company invested approximately $4.5 million during the first nine months of 2012 in oil and gas activities.  Net cash provided by investing activities during the first nine months of 2012 included $19.2 million in cash proceeds from the sale of certain of the Company’s Uinta Basin assets as part of the previously announced Uinta Basin joint venture.  Net cash used in financing activities was $8.5 million in the first nine months of 2012, as compared to net cash provided by financing activities of $10.4 million during the prior-year period.

Third Quarter and Nine Month-Period 2012 Production

Estimated cumulative net production for Q3-12 was 542 million cubic feet of natural gas equivalent (MMcfe), as compared to 930 MMcfe in the prior-year period.  Estimated cumulative net production for the first nine months of 2012 was 2,021 MMcfe, as compared to prior-year period net production of 2,997 MMcfe. Included in the first nine months 2012 equivalent calculation is 18,398 barrels of liquid hydrocarbons, as compared to the prior-year period’s liquids volumes of 28,902 barrels.  Net production changes are attributed to the Uinta Basin transaction and to normal production declines in existing wells, which are partially offset by new producing wells and to the recompletions and workovers of existing wells.

Teleconference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EST on Thursday, November 15, 2012 to discuss Q3-12 financial and operating results.  You are invited to participate in the call which will be broadcast live over the Internet and via teleconference.

Gasco Energy Q3-12 Financial and Operating Results Conference Call

Date:	Thursday, November 15, 2012

Time:	11:00 a.m. EST 10:00 a.m. CST 9:00 a.m. MST 8:00 a.m. PST

Call:	(866) 392-4171 (US/Canada) and (706) 634-6345 (International), Passcode / Conference ID #: 65021597

Webcast/Internet:	Live and rebroadcast over the Internet: http://us.meeting-stream.com/gascoenergyinc_111512

Replay:	Available through Thursday, November 22, 2012 at (855) 859-2056 (US/Canada) and (404) 537-3406 (International) using passcode # 65021597 and for 30 days at http://www.gascoenergy.com

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, expectations with respect to its liquidity, capital resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “would,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release or otherwise expressed by us are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond Gasco’s control), that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include Gasco’s ability to maintain adequate cash flow from operations or obtain adequate financing to fund its operations and meet working capital needs and its related ability to continue as a going concern; the ability to pursue strategic restricting, refinancing or other transactions; the ability to remain in compliance with the terms and conditions of our outstanding convertible senior notes and warrants; the ability to maintain relationships with suppliers and customers; volatility and recent declines in Gasco’s stock price; overall demand for natural gas and oil in the United States;  the inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices; competition from other companies with greater resources; environmental and other government regulations, including new or proposed legislation; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources or cash flow from operations to fund capital expenditures; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; the condition of credit and capital markets in the United States; and other risks described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2011 and (2) Gasco’s other reports and registration statements filed from time to time with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

[Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco’s Filing on Form 10-Q for the third quarter ended September 30, 2012 filed with the SEC on November 14, 2012.

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,589,156	$1,965,967
Accounts receivable
Joint interest billings	1,635,481	810,482
Revenue	650,981	1,483,382
Inventory	1,912,825	1,911,362
Note receivable	—	500,000
Derivative instruments	—	865,358
Prepaid expenses	41,779	152,045
Total	9,830,222	7,688,596

PROPERTY, PLANT AND EQUIPMENT, at cost
Oil and gas properties (full cost method)
Proved properties	256,691,510	268,793,463
Unproved properties	37,641,327	36,938,162
Wells in progress	—	1,938,691
Facilities and equipment	1,471,761	1,502,921
Furniture, fixtures and other	503,983	167,737
Total	296,308,581	309,340,974
Less accumulated depletion, depreciation, amortization and impairment	(245,028,008)	(234,132,806)
Total	51,280,573	75,208,168

NONCURRENT ASSETS
Deposit	556,638	639,500
Deferred financing costs	914,220	1,117,972
Total	1,470,858	1,757,472

TOTAL ASSETS	$62,581,653	$84,654,236

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	September 30,	December 31,
	2012	2011

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$757,946	$2,649,772
Revenue payable	2,581,578	2,043,240
Advances from joint interest owners	47,667	98,512
Current portion of long-term debt	—	8,544,969
Accrued interest	1,207,616	586,556
Accrued expenses	227,765	355,224
Total	4,822,572	14,278,273

NONCURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortized discount of $19,622,007 as of September 30, 2012 and $22,574,687 as of December 31, 2011	25,545,992	22,593,313
Deferred income from sale of assets	2,513,790	2,665,629
Asset retirement obligation	797,216	1,226,796
Derivative instruments	2,117,500	4,235,000
Deferred rent	287,813	—
Total	31,262,311	30,720,738

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock - $0.001 par value; 20,000 shares authorized; zero shares outstanding	—	—
Series C Convertible Preferred stock - $0.001 par value; 2,000,000 shares authorized; 182,065 shares outstanding as of September 30, 2012 and 191,000 shares outstanding as of December 31, 2011	182	191
Common stock - $0.0001 par value; 600,000,000 shares authorized; 169,823,681 shares issued and 169,749,981 outstanding as of September 30, 2012 and 168,084,515 shares issued and 168,010,815 outstanding as of December 31, 2011	16,982	16,808
Additional paid-in capital	262,566,279	262,344,286
Accumulated deficit	(235,956,378)	(222,575,765)
Less cost of treasury stock of 73,700 common shares	(130,295)	(130,295)
Total	26,496,770	39,655,225

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,581,653	$84,654,236

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2012	2011

REVENUES
Gas	$1,450,782	$3,946,424
Oil	357,843	630,703
Total	1,808,625	4,577,127

OPERATING EXPENSES
Lease operating	975,520	2,082,081
Transportation and processing	326,861	444,561
Depletion, depreciation, amortization and accretion	524,995	950,396
Impairment	1,016,000	92,020
General and administrative	1,154,063	1,025,694
Total	3,997,439	4,594,752

OPERATING LOSS	(2,188,814)	(17,625)

OTHER (EXPENSE) INCOME
Interest expense	(1,752,716)	(1,641,245)
Derivative gains	720,000	334,845
Amortization of deferred income from sale of assets	50,613	50,613
Interest income	7	6,879
Total	(982,096)	(1,248,908)

NET LOSS	$(3,170,910)	$(1,266,533)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.02)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	169,324,481	155,119,848

GASCO ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2012	2011

REVENUES
Gas	$5,031,824	$12,259,029
Oil	1,560,941	2,342,674
Total	6,592,765	14,601,703

OPERATING EXPENSES
Lease operating	3,815,987	5,131,247
Transportation and processing	1,502,224	2,147,660
Depletion, depreciation, amortization and accretion	2,023,261	2,785,964
Impairment	9,071,000	92,020
General and administrative	3,671,664	3,097,199
Total	20,084,136	13,254,090

OPERATING (LOSS) INCOME	(13,491,371)	1,347,613

OTHER INCOME (EXPENSE)
Interest expense	(5,141,430)	(5,057,015)
Gain on sale of assets	2,567,574	—
Derivative gains	2,508,090	708,081
Amortization of deferred income from sale of assets	151,839	151,839
Interest income	24,685	20,641
Total	110,758	(4,176,454)

NET LOSS	$(13,380,613)	$(2,828,841)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.08)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	168,814,549	139,380,515

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,380,613)	$(2,828,841)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Depletion, depreciation, amortization, accretion and impairment expense	11,094,261	2,785,964
Stock-based compensation	215,947	251,391
Change in fair value of derivative instruments	(1,252,142)	(281,081)
Gain on sale of assets	(2,567,574)	—
Amortization of debt discount, deferred expenses and other	3,013,155	2,428,654
Payment of deposit	(38,138)	—
Changes in operating assets and liabilities:
Accounts receivable	13,338	930,880
Inventory	(1,463)	(89,435)
Note receivable	500,000	—
Prepaid expenses	110,266	90,774
Accounts payable	(1,111,826)	(624,478)
Revenue payable	538,338	676,882
Accrued interest	621,060	626,560
Accrued expenses	(142)	(760,190)
Net cash (used in) provided by operating activities	(2,245,533)	3,207,080

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for furniture, fixtures and other	(205,774)	(887)
Cash paid for acquisitions, development and exploration	(4,522,011)	(5,055,490)
Proceeds from sale of assets	19,192,321	—
Decrease in advances from joint interest owners	(50,845)	(1,062,672)
Net cash provided by (used in) investing activities	14,413,691	(6,119,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit	2,000,000	2,000,000
Repayment of borrowings	(10,544,969)	—
Proceeds from issuance of common stock and warrants	—	10,000,000
Cash paid for stock offerings and debt issuance costs	—	(1,583,727)
Net cash (used in) provided by financing activities	(8,544,969)	10,416,273

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,623,189	7,504,304

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	1,965,967	1,994,542
END OF PERIOD	$5,589,156	$9,498,846

Management believes net income or loss excluding the effect of certain non-cash items such as derivative gains or losses, impairment expense and gain related to sale of assets is a useful metric to investors to show income before the impact of certain non-cash items, and it provides a measure of the Company’s cash available to fund its business and operations.  Investors should not consider this measure, or other non-GAAP measures, in isolation or as a substitute for net income or loss, operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because it is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of net loss excluding the effect of certain non-cash items for the three months and nine months ended September 30, 2012 is provided in the table below:

Reconciliation of Net Loss to Non-GAAP Net Loss Excluding Certain Non-cash Items

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012

Net loss as presented	$(3,170,910)	$(13,380,613)

Less: non cash derivative gain	$(720,000)	$(2,508,090)

Less: gain on sale of assets	—	$(2,567,574)

Add back: property impairment	$1,016,000	$9,071,000

Net loss excluding certain non-cash items	$(2,874,910)	$(9,385,277)